Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Ryan R. Nelson, CFO, rnelson@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

Main Street Announces Third Quarter 2025 Private Loan Portfolio Activity
HOUSTON – October 9, 2025 – Main Street Capital Corporation (NYSE: MAIN) (“Main
Street”) is pleased to announce the following recent activity in its private loan portfolio. During the third quarter of 2025, Main Street originated new or increased commitments in its private loan portfolio of $117.3 million and funded total investments across its private loan portfolio with a cost basis totaling $113.3 million.
The following represent notable new private loan commitments and investments during the third quarter of 2025:
•$27.6 million in a first lien senior secured term loan, $3.9 million in a first lien senior secured revolver, $3.9 million in a first lien senior secured delayed draw term loan and
$1.5 million in equity to a provider of HVAC and plumbing installation services to multifamily and commercial end markets;
•Increased commitment of $14.9 million in an incremental first lien senior secured term loan and $3.9 million in an incremental first lien senior secured revolver to a provider of highly technical specialty services to datacenters and various other diverse end markets;
•$6.3 million in a first lien senior secured term loan, $3.1 million in a first lien senior secured revolver, $6.3 million in a first lien senior secured delayed draw term loan and
$0.6 million in equity to a provider of new and refurbished pad mounted transformers to datacenter, commercial and industrial end markets;
•$10.1 million in a first lien senior secured term loan, $2.5 million in a first lien senior secured revolver, $2.8 million in a first lien senior secured delayed draw term loan and
$0.7 million in equity to a provider of custom glass fabrication, installation and specialty coating solutions;
•Increased commitment of $10.5 million in an incremental first lien senior secured term loan to a manufacturer of chemicals and lubricant additives serving large specialty chemical companies; and
•Increased commitment of $4.9 million in an incremental first lien senior secured term loan and $0.2 million in incremental equity to a provider of positive displacement meters, ultrasonic meters, turbine meters, tank truck meters, loading systems, terminal management systems and aftermarket spare parts across the energy value chain.
As of September 30, 2025, Main Street’s private loan portfolio included total investments at cost of approximately $1.9 billion across 86 unique companies. The private loan portfolio, as a percentage of cost, included 94.0% invested in first lien senior secured debt investments and
6.0% invested in equity investments or other securities.
ABOUT MAIN STREET CAPITAL CORPORATION
Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides customized long-term debt and equity capital solutions to lower middle market companies and debt capital to private companies owned by or in the process of being acquired by a private equity fund. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides customized “one-stop” debt and equity financing solutions within its lower middle market investment strategy. Main Street seeks to partner with private equity fund sponsors and primarily invests in secured debt investments in its private loan investment strategy. Main Street’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million. Main Street’s private loan portfolio companies generally have annual revenues between $25 million and $500 million.
Main Street, through its wholly-owned portfolio company MSC Adviser I, LLC (“MSC
Adviser”), also maintains an asset management business through which it manages investments for external parties. MSC Adviser is registered as an investment adviser under the Investment
Advisers Act of 1940, as amended.